Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of FEDERATED MASTER TRUST

     We consent to the use of Post-Effective Amendment No. 44 to to Registration Statement (No. 2-60117) of Federated Master Trust of our report dated January 15, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus

/S/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Boston, Massachusetts
January 28, 1999